UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2008

BLACK SEA OIL, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-134648 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

415 Madison Avenue, 15th Floor
New York, New York 10017
_______________________________
(Address of Principal Executive Offices)
(Zip Code)

(604) 673-8427
(Registrant's Telephone Number, Including Area Code)

_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 7, 2008, the sole Director of the Registrant increased the number of the members of the Board of Directors of the Registrant from one person to two persons and to fill that vacancy he appointed Tatiana Mikitchuk as a Director of the Registrant.

Ms. Tatiana Mikitchuk, age 31, has over 10 years experience in It programming and website development. From 1999 to 2005, Ms. Mikitchuk worked at ProcureStaff, an IT staffing company, as a Senior Application and Web Developer. Clients of ProcureStaff which she worked directly with included Eli Lilly, Qwest, Lucent, GE Industrial, Mass Mutual and others, which involved working closely with company managers and business analysts on new application development. Since 2006, Ms. Mikitchuk was with Merrill Lynch, involved in a communications group of Global Infrastructure Services, running various in-house projects until June 2007. Since June 2007, Ms. Mikitchuk has continued her education and is currently enrolled as a full-time student at Brooklyn College.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2008

BLACK SEA OIL, INC.
(Registrant)

By: /s/ Marcus Segal
Name: Marcus Segal
Title: Chief Executive Officer

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